Exhibit 16.1

June 19, 2015
Grant Thornton LLP
U.S. Securities and Exchange Commission	Two Commerce Square
Office of the Chief Accountant	2001 Market St., Suite 700
100 F Street, NE	Philadelphia, PA 19103
Washington, DC 20549
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Re:   Egalet Corporation

File No. 001-36295

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Egalet Corporation dated June 19, 2015 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd